SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

E*TRADE FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2844166
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

135 East 57th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-129077 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Equity Units	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

    (Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

For a description of the Registrant’s Equity Units, reference is made to the information set forth under the headings “Description of Units” and “Description of Common Stock” in the Prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-129077 ) (the “Registration Statement”) filed with the Securities and Exchange Commission on October 27, 2005, as amended, and to the information set forth under the headings “Description of Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Notes” included in the supplement to the Prospectus filed with the Securities and Exchange Commission on November 18, 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Such descriptions are incorporated herein by reference.

Item 2: Exhibits

1.1	Form of Remarketing Agreement among E*TRADE Financial Corporation, Morgan Stanley & Co. Incorporated and The Bank of New York (Incorporated by reference to Exhibit 1.4 to the Company’s Current Report on Form 8-K filed on November 18, 2005).

3.1	Certificate of Incorporation of E*TRADE Financial Corporation as currently in effect (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed November 7, 2003).

3.2	Restated Bylaws of E*TRADE Financial Corporation (Incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed November 9, 2000).

4.1	Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, File No. 333-05525).

4.2	Rights Agreement dated at July 9, 2001 between E*TRADE Financial Corporation and American Stock Transfer and Trust Company, as Rights Agent (Incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on July 9, 2001).

4.3	Form of Purchase Contract and Pledge Agreement between E*TRADE Financial Corporation and The Bank of New York (Incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 18, 2005).

4.4	Form of Corporate Unit (included in Exhibit 4.3 above).

4.5	Form of Treasury Unit (included in Exhibit 4.3 above).

4.6	Form of Subordinated Indenture between E*TRADE Financial Corporation and The Bank of New York (Incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-3, File No. 333-129077).

4.7	Form of Supplemental Indenture No. 1 to the Subordinated Indenture between E*TRADE Financial Corporation and The Bank of New York (Incorporated by reference to Exhibit 4.6 to the Company’s Current Report on Form 8-K filed on November 18, 2005).

4.8	Form of Subordinated Note (included in Exhibit 4.7 above).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Russell S. Elmer
	Name:	Russell S. Elmer
	Title:	General Counsel and Secretary

Date: November 18, 2005

2